Exhibit h (ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                Amendment No. 1

                                       to

                    Agreement for Fund Accounting Services,
             Administrative Services, Transfer Agency Services and
                 Custody Services Procurement (the "Agreement")

                             dated December 1, 1997

                                    between

                Riggs Funds (Formerly RIMCO Monument Funds) and
                           Federated Services Company


      The Agreement is hereby amended as follows:

1.    The third "WHEREAS" clause is deleted in its entirety and replaced with the following:

                 "WHEREAS, the Investment Company may desire to appoint the Company as its administrator to provide it with administrative services (as herein defined) exclusively or in conjunction with one or more co-administrators, if so indicated on Exhibit 1, and the Company desires to accept such appointment;"

2.    The first sentence of Article 5, through the colon immediately preceding clause "A", is deleted in its entirety and replaced with the following:

                 "As Administrator, in conjunction with any other administrators, and subject to the supervision of the Board and in accordance with Proper Instructions (as defined hereafter) from the Investment Company, the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its portfolios:"

3.    Clause "J." of the first paragraph of Article 5 is deleted in its entirety and replaced with the following:
            "J. consult with the Investment Company and its Board and any other administrators on matters concerning the Investment Company and its affairs."

4.    The following new Section "C." is added to immediately follow current
            Section "B." of Article 10:

            "C. If at any time another entity performs administrative services to any Fund, including without limitation, those services listed herein or services similar to those listed herein, the Company and such other entity shall in no event be liable for the acts or omissions of the other."

5.    Clause "(1)" of Section "B." of Article 23 is deleted in its entirety and replaced with the following:

            "(1) The acts or omissions of any Custodian, Adviser, Sub-adviser, administrator other than the Company, or other party contracted by or approved by the Investment Company or Fund."

6.    Sub-clause "(c)" of clause "(2)" of Section "B." of Article 23 is deleted in its entirety and replaced with the following:

            "(c) are received by the  Company or its agents or subcontractors from Advisers, Sub-advisers, administrator other than the Company, or other third parties contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement;"

7.    The first sentence of Article 24 is deleted in its entirety and replaced with the following:

                 "This Agreement shall be effective from the date first written above and shall continue until December 31, 2004 ("Term")."

8.    Exhibit 1 to the Agreement is deleted in its entirety and replaced with
            Exhibit 1 to this Amendment No. 1.

9.    The Schedule of Compensation forming a part of the Agreement is deleted in its entirety and replaced with the Schedule of Compensation annexed to this Amendment No. 1.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through their authorized officers as of May 18, 2001.


                                    Riggs Funds



                                    By: _/s/ James Ostrowski
                                        --------------------------
                                    Name:  James Ostrowski
                                    Title:  Vice President



                                    Federated Services Company



                                    By: /s/ Peter J. Germain
                                        --------------------------
                                    Name:  Peter J. Germain
                                    Title:  President


                                   EXHIBIT 1

CONTRACT
  DATE                 INVESTMENT COMPANY
                           Portfolios
                                  Classes
--------------------------------------------------------------------------------

May 18_, 2001          RIGGS FUNDS

FEDERATED SERVICES COMPANY provides the following services:

                           Fund Accounting Services;
                           Administrative Services; and
                           Transfer Agency Services

May 18, 2001           RIGGS STOCK FUND
                           Class R Shares
                           Class Y Shares
May 18, 2001           RIGGS SMALL COMPANY STOCK FUND
                           Class R Shares
                           Class Y Shares
May 18, 2001           RIGGS LARGE CAP GROWTH FUND
                           Class R Shares
May 18, 2001           RIGGS U.S. GOVERNMENT SECURITIES FUND
                           Class R Shares
                           Class Y Shares
May 18, 2001           RIGGS BOND FUND
                           Class R Shares
May 18, 2001           RIGGS INTERMEDIATE TAX-FREE BOND FUND
                           Class R Shares
May 18, 2001           RIGGS LONG TERM TAX FREE BOND FUND
                           Class R Shares
May 18, 2001           RIGGS PRIME MONEY MARKET FUND
                           Class R Shares
                           Class Y Shares
May 18, 2001           RIGGS U.S. TREASURY MONEY MARKET FUND
                           Class R Shares
                           Class Y Shares